UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2008
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On December 5, 2008, MetLife, Inc. (the “Company”) elected to continue to participate in the debt guarantee component of the Federal Deposit Insurance Corporation’s (“FDIC”) Temporary Liquidity Guarantee Program (the “Program”). Under the terms of the Program, the FDIC will guarantee through June 2012 (or maturity, if earlier) the payment of certain newly-issued senior unsecured debt of the Company and any eligible affiliates. The Company also notified the FDIC that it has elected the option of excluding specified senior unsecured debt maturing after June 30, 2012, from the guarantee before reaching the limits on the amount of guaranteed debt under the Program (approximately $398 million for the Company and approximately $178 million for its affiliate, MetLife Bank, National Association, which may issue debt under its limit as well as the Company’s limit). In addition, the Company opted out of the component of the Program that guarantees non-interest bearing deposit transaction accounts.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: December 18, 2008